Exhibit 99.1

Amplitude Announces Second Quarter 2022 Financial Results

•
Revenue of $58.1 million, up 48% year-over-year
•
Current Remaining Performance Obligations of $170.2 million, up 46% year over year

San Francisco, CA – August 3, 2022 – Amplitude, Inc. (Nasdaq: AMPL), the pioneer in digital optimization, today announced financial results for its second quarter ended June 30, 2022.

"We want to help every company build better products through data,” said Spenser Skates, CEO and co-founder of Amplitude. “The second quarter had the biggest set of product launches in our short company history, and was a great quarter of execution by our team. We are building a world class team here at Amplitude. Our focus is on driving sustainable growth against our large and growing market opportunity. We believe that now, more than ever, companies need Amplitude to drive growth and revenue in today’s uncertain environment.”

Second Quarter 2022 Financial Highlights:

(in millions, except per share and percentage amounts)

	Second Quarter 2022	Second Quarter 2021	Y/Y Change
Revenue	$58.1	$39.3	48%
Remaining Performance Obligations	$227.6	$138.9	64%
Current Remaining Performance Obligations	$170.2	$116.9	46%
GAAP Loss from Operations	$(24.6)	$(9.7)	$(14.9)
Non-GAAP Loss from Operations	$(9.0)	$(4.1)	$(4.9)
GAAP Net Loss Per Share	$(0.22)	$(0.34)	$0.12
Non-GAAP Net Loss Per Share	$(0.08)	$(0.15)	$0.07
Net Cash Provided by (Used in) Operating Activities	$10.6	$(5.1)	$15.7
Free Cash Flow	$8.2	$(5.8)	$14.0

Non-GAAP loss from operations and non-GAAP net loss per share exclude expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as costs related to the direct listing of our Class A common stock (the “Direct Listing”). Stock-based compensation expense and employer-related payroll taxes were $15.1 million in the second quarter of 2022 compared to $3.1 million in the second quarter of 2021. These increases were driven by an increase in the fair value of Amplitude’s common stock and increases in employee headcount. Free cash flow is GAAP net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Second Quarter and Recent Business Highlights:

•
Number of paying customers grew 43% year-over-year to 1,836.

•
Dollar-based net retention rate as of June 30, 2022, was 126% compared to 119% as of June 30, 2021.

•
Amplitude hired Thomas Hansen as the Company’s first President.

•
Amplitude was named a Strong Performer in The Forrester Wave™: Customer Analytics Technologies (CAT), Q2 2022 report.

•
Amplitude announced the launch of Amplitude CDP, the first insights-driven customer data platform (CDP).

•
The G2 Summer 2022 Report ranked Amplitude as the #1 product analytics solution for the eighth quarter in a row, #1 in mobile analytics for the third quarter in a row, and #3 in digital analytics for the sixth quarter in a row.

Financial Outlook:

The third quarter and full year 2022 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the third quarter and full year 2022, the Company expects:

	Third Quarter 2022	Full Year 2022
Revenue	$59.5 - $60.5 million	$232 - $236 million
Non-GAAP Operating Margin	(16%) - (17%)	(15%) - (16%)
Non-GAAP Net Loss Per Share	$(0.08) - $(0.07)	$(0.36) - $(0.34)
Weighted Average Shares Outstanding	112.1 million	111.6 million

An outlook for GAAP loss from operations, GAAP operating margin, GAAP net loss per share and a reconciliation of expected non-GAAP loss from operations to GAAP loss from operations, expected non-GAAP operating margin to GAAP operating margin, and expected non-GAAP net loss per share to GAAP net loss per share have not been provided as the quantification of certain items included in the calculation of GAAP loss from operations, GAAP operating margin, and GAAP net loss per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for the second quarter ended June 30, 2022, as well as the financial outlook for its third quarter and full year 2022 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the third quarter and full year 2022, the Company’s growth strategy and business aspirations and its market position and market opportunity. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q being filed at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss, and Non-GAAP Net Loss per Share.

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as costs related to the Direct Listing. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period over period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management, board of directors, and investors consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations.

Free Cash Flow and Margin. The Company defines free cash flow as net cash used in operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. The Company believes that free cash flow and free cash flow margin are useful indicators of liquidity that provides its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics

Dollar-based net retention rate

The Company calculates dollar-based net retention rate as of a period end by starting with the Annual Recurring Revenue (“ARR”) from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. The Company then calculates the weighted-average of the trailing 12-month point-in-time dollar-based net retention rates, to arrive at the dollar-based net retention rate.

The Company defines ARR as the annual recurring revenue of subscription agreements at a point in time based on the terms of customers’ contracts. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is not intended to be a replacement for or forecast of revenue.

About Amplitude

Amplitude is the pioneer in digital optimization software. More than 1,800 customers, including Atlassian, Instacart, NBCUniversal, Shopify, and Under Armour rely on Amplitude to help them innovate faster and smarter by answering the strategic question: "How do our digital products drive our business?" The Amplitude Digital Optimization System makes critical data accessible and actionable to every team — unifying product, marketing, developers, and executive teams around a new depth of customer understanding and common visibility into what drives business outcomes. Amplitude is the best-in-class product analytics solution, ranked #1 in G2’s 2022 Summer Report. Learn how to optimize your digital products and business at amplitude.com.

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$310,024	$307,445
Accounts receivable, net	27,851	20,444
Prepaid expenses and other current assets	18,778	19,116
Deferred commissions, current	9,703	8,112
Total current assets	366,356	355,117
Property and equipment, net	8,545	4,832
Intangible assets, net	2,571	3,554
Goodwill	4,073	4,073
Restricted cash, noncurrent	851	850
Deferred commissions, noncurrent	23,877	20,573
Operating lease right-of-use assets	10,934	—
Other noncurrent assets	9,449	11,389
Total assets	$426,656	$400,388
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$548	$3,363
Accrued expenses	19,028	17,936
Deferred revenue	98,368	69,294
Total current liabilities	117,944	90,593
Operating lease liabilities, noncurrent	8,744	—
Noncurrent liabilities	1,914	3,247
Total liabilities	128,602	93,840
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	524,632	486,354
Accumulated deficit	(226,579)	(179,807)
Total stockholders’ equity	298,054	306,548
Total liabilities and stockholders’ equity	$426,656	$400,388

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenue	$58,130	$39,254	$111,195	$72,364
Cost of revenue (1)	17,060	12,135	33,123	22,390
Gross profit	41,070	27,119	78,072	49,974
Operating expenses:
Research and development (1)	20,306	8,544	36,807	15,529
Sales and marketing (1)	34,135	20,040	62,265	36,810
General and administrative (1)	11,212	8,282	25,574	13,531
Total operating expenses	65,653	36,866	124,646	65,870
Loss from operations	(24,583)	(9,747)	(46,574)	(15,896)
Other income, net	293	32	379	20
Loss before provision for income taxes	(24,290)	(9,715)	(46,195)	(15,876)
Provision for income taxes	278	368	593	646
Net loss	$(24,568)	$(10,083)	$(46,788)	$(16,522)
Net loss per share
Basic and diluted	$(0.22)	$(0.34)	$(0.42)	$(0.57)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	111,036	29,681	110,297	28,808

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Cost of revenue	$1,669	$247	$2,592	$483
Research and development	7,383	1,154	11,667	2,063
Sales and marketing	3,206	866	6,445	1,689
General and administrative	2,578	752	7,635	1,361
Total stock-based compensation expense	$14,836	$3,019	$28,339	$5,596

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(24,568)	$(10,083)	$(46,788)	$(16,522)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,009	796	1,910	1,337
Stock-based compensation expense	14,836	3,019	28,339	5,596
Other	(23)	182	95	413
Non-cash operating lease costs	980	—	1,789	—
Changes in operating assets and liabilities:
Accounts receivable	(4,638)	(9,931)	(7,543)	(7,805)
Prepaid expenses and other current assets	2,798	(2,837)	338	(5,088)
Deferred commissions	(2,504)	(4,248)	(4,895)	(5,517)
Other noncurrent assets	2,776	(1,375)	1,940	(2,691)
Accounts payable	(1,263)	856	(2,591)	(699)
Accrued expenses	(878)	5,964	2,068	5,227
Deferred revenue	23,230	12,596	29,073	20,226
Operating lease liabilities	(1,113)	—	(1,382)	—
Net cash provided by (used in) operating activities	10,642	(5,061)	2,353	(5,523)
Cash flows from investing activities:
Purchase of property and equipment	(1,812)	(405)	(2,525)	(655)
Cash paid for acquisitions, net of cash acquired	—	1,725	—	1,725
Capitalization of internal-use software costs	(669)	(350)	(1,263)	(731)
Net cash provided by (used in) investing activities	(2,481)	970	(3,788)	339
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net	—	173,302	—	173,302
Proceeds from the exercise of stock options	1,176	3,993	5,165	6,011
Cash received for tax withholding obligations on equity award settlements	2,653	1,133	9,995	1,420
Cash paid for tax withholding obligations on equity award settlements	(2,374)	(1,133)	(11,132)	(1,420)
Repurchase of unvested stock options	(13)	—	(13)	—
Net cash provided by financing activities	1,442	177,295	4,015	179,313
Net increase in cash, cash equivalents, and restricted cash	9,603	173,204	2,580	174,129
Cash, cash equivalents, and restricted cash at beginning of the period	301,272	119,788	308,295	118,863
Cash, cash equivalents, and restricted cash at end of the period	$310,875	$292,992	$310,875	$292,992

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$41,070	$27,119	$78,072	$49,974
Plus: stock-based compensation expense and related employer payroll taxes	1,669	247	2,591	483
Plus: amortization of acquired intangible assets	494	429	983	651
Non-GAAP gross profit	$43,233	$27,795	$81,646	$51,108
GAAP gross margin	70.7%	69.1%	70.2%	69.1%
Non-GAAP adjustments	3.7%	1.7%	3.2%	1.6%
Non-GAAP gross margin	74.4%	70.8%	73.4%	70.6%
Reconciliation of operating expenses
GAAP research and development	$20,306	$8,544	$36,807	$15,529
Less: stock-based compensation expense and related employer payroll taxes	(7,533)	(1,196)	(12,015)	(2,129)
Non-GAAP research and development	$12,773	$7,348	$24,792	$13,400
GAAP research and development as percentage of revenue	34.9%	21.8%	33.1%	21.5%
Non-GAAP research and development as percentage of revenue	22.0%	18.7%	22.3%	18.5%
GAAP sales and marketing	$34,135	$20,040	$62,265	$36,810
Less: stock-based compensation expense and related employer payroll taxes	(3,268)	(870)	(6,500)	(1,709)
Less: direct listing expenses	—	(13)	—	(13)
Non-GAAP sales and marketing	$30,867	$19,157	$55,765	$35,088
GAAP sales and marketing as percentage of revenue	58.7%	51.1%	56.0%	50.9%
Non-GAAP sales and marketing as percentage of revenue	53.1%	48.8%	50.2%	48.5%
GAAP general and administrative	$11,212	$8,282	$25,574	$13,531
Less: stock-based compensation expense and related employer payroll taxes	(2,620)	(773)	(7,760)	(1,393)
Less: direct listing expenses	—	(2,073)	—	(2,126)
Non-GAAP general and administrative	$8,592	$5,436	$17,814	$10,012
GAAP general and administrative as percentage of revenue	19.3%	21.1%	23.0%	18.7%
Non-GAAP general and administrative as percentage of revenue	14.8%	13.8%	16.0%	13.8%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(24,583)	$(9,747)	$(46,574)	$(15,896)
Plus: stock-based compensation expense and related employer payroll taxes	15,090	3,086	28,866	5,714
Plus: amortization of acquired intangible assets	494	429	983	651
Plus: direct listing expenses	—	2,086	—	2,139
Non-GAAP loss from operations	$(8,999)	$(4,146)	$(16,725)	$(7,392)
GAAP operating margin	(42.3%)	(24.8%)	(41.9%)	(22.0%)
Non-GAAP adjustments	26.8%	14.3%	26.8%	11.8%
Non-GAAP operating margin	(15.5%)	(10.6%)	(15.0%)	(10.2%)
Reconciliation of net loss
GAAP net loss	$(24,568)	$(10,083)	$(46,788)	$(16,522)
Plus: stock-based compensation expense and related employer payroll taxes	15,090	3,086	28,866	5,714
Plus: amortization of acquired intangible assets	494	429	983	651
Plus: direct listing expenses	—	2,086	—	2,139
Non-GAAP net loss	$(8,984)	$(4,482)	$(16,939)	$(8,018)
Reconciliation of net loss per share
GAAP net loss per share, basic and diluted	$(0.22)	$(0.34)	$(0.42)	$(0.57)
Non-GAAP adjustments to net loss	0.14	0.19	0.27	0.29
Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.15)	$(0.15)	$(0.28)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	111,036	29,681	110,297	28,808

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands, except for percentages)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$10,642	$(5,061)	$2,353	$(5,523)
Less:
Purchases of property and equipment	(1,812)	(405)	(2,525)	(655)
Capitalization of internal-use software costs	(669)	(350)	(1,263)	(731)
Free cash flow	$8,161	$(5,816)	$(1,435)	$(6,909)
Net cash provided by (used in) operating activities margin	18.3%	(12.9%)	2.1%	(7.6%)
Non-GAAP adjustments	(4.3%)	(1.9%)	(3.4%)	(1.9%)
Free cash flow margin	14.0%	(14.8%)	(1.3%)	(9.5%)

Note: Certain figures may not sum due to rounding

Contacts

Investor Relations

Yaoxian Chew

ir@amplitude.com

Communications

Darah Easton

press@amplitude.com